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                                                                  Exhibit 23




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in:

    (i)   Registration Statement No. 2-98602 (1985 Stock Option Plan) on Form
          S-8;

   (ii) Registration Statement No. 33-18867 (Godfrey Company 1981 Stock Option Plan and 1984 Nonqualified Stock Option Plan) on Form S-8;

  (iii) Registration Statement No. 33-36586 (1990 Fleming Stock Option Plan) on Form S-8;

   (iv) Registration Statement No. 33-56241 (Dividend Reinvestment and Stock Purchase Plan) on Form S-3;

    (v) Registration Statement No. 33-61860 (Debt Securities, Series C) on Form S-3;

   (vi)   Registration Statement No. 33-55369 (Senior Notes) on Form S-3

  (vii) Registration Statement No. 333-11317 (1996 Fleming Incentive Stock Option Plan) on Form S-8.

of our report dated March 4, 1997 appearing in this Annual Report on Form 10-K of Fleming Companies, Inc. for the year ended December 28, 1996.




DELOITTE & TOUCHE LLP

Oklahoma City, Oklahoma
March 20, 1997